UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 8, 2010 (December 7, 2010)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Principal Executive Officer

Aircastle Limited (the "Company"), through its subsidiary, Aircastle Advisor LLC, entered into an employment agreement (the "Employment Agreement") with J. Robert Peart, Chief Investment Officer of the Company on December 7, 2010 (the "Effective Date").  Prior to joining Aircastle Advisor LLC, Mr. Peart, age 48, served as Managing Director of Guggenheim Securities, LLC and previous to that was Managing Director and CEO of Guggenheim Aero Finance Company, LLC.  Mr. Peart also previously served as Managing Director of Guggenheim Aviation Partners, LLC.  He currently is a director for Ladish Co., Inc.  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Peart will receive an annual base salary of $400,000.  In addition, for each calendar year, excluding calendar year 2010, Mr. Peart will be eligible to receive a targeted annual cash incentive award equal to 100% of his annual base salary as in effect from time to time and a targeted annual equity grant ("Annual Equity Grant") with a value equal to 100% of his annual base salary as in effect from time to time, in each case based on the achievement of performance criteria determined annually by the Compensation Committee of the Company's Board of Directors.  The Annual Equity Grant will be subject to vesting over a three-year period, generally subject to Mr. Peart's continued employment with the Company on the applicable vesting date.   Pursuant to the Employment Agreement, on or before March 15, 2011, so long as Mr. Peart is actively employed by the Company and has not provided a notice of resignation or received a notice of termination,  Mr. Peart will receive a cash bonus in the amount of $400,000 and an award of restricted stock having a grant date value of approximately $400,000 and subject to vesting over a three-year period, generally subject to Mr. Peart's continued employment with the Company on the applicable vesting date (together, the "2010 Awards").

The term of the Employment Agreement will continue for one year following the effective date, unless Mr. Peart's employment is earlier terminated under the terms of the Employment Agreement, provided that, on each anniversary of the effective date, the Employment Agreement will be renewed for an additional one-year period unless the Company or Mr. Peart provides at least 60 days' advance notice of its or his intent to not renew the Employment Agreement.

In the event that Mr. Peart's employment is terminated by the Company without "cause" or by Mr. Peart with "good reason" (each as defined in the Employment Agreement) and Mr. Peart executes a general release of claims and complies with the restrictive covenants described below, Mr. Peart will be entitled to (i) an amount equal to the sum of the base salary (two times such amount if the termination occurs within 120 days prior to or within one-year following a "change in control" (as defined in the Employment Agreement), and either (A) if such termination occurs prior to Mr. Peart receiving the 2010 Awards, $800,000 or (B) otherwise, the targeted annual bonus for the year of termination (two times such amount if the termination occurs within 120 days prior to or within one-year following a "change in control" (as defined in the Employment Agreement)), (ii) a pro-rata annual bonus for the year of termination, (iii) reimbursement of COBRA premiums for up to 12 months, and (iv) continued vesting of all outstanding equity awards pursuant to their original vesting schedule (immediate vesting and payment of all outstanding equity awards in the event of a "change in control").

The Employment Agreement provides that if any amounts to be paid to Mr. Peart by the Company or any of its affiliates, whether under the Employment Agreement or otherwise, would constitute "excess parachute payments" subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax.

The Employment Agreement provides that Mr. Peart will not compete with the Company for six months following the termination of his employment for any reason.  In addition, the Employment Agreement provides that Mr. Peart will not solicit (i) the employees of the Company or its affiliates, or (ii) the clients or customers of the Company, in each case for 12 months following the termination of his employment for any reason.

A copy of the Company's press release announcing the employment of Mr. Peart is attached hereto as Exhibit 99.1.

(e) Entry into a Material Compensatory Arrangement

On December 7, 2010, the Company entered into amended employment agreements with each of David Walton, General Counsel, Chief Operating Officer and Secretary and Michael J. Inglese, Chief Financial Officer. The form of employment agreement entered into with each of Messrs. Inglese and Walton is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The material terms of the amended employment agreements for Messrs. Walton and Inglese are substantially similar to the Employment Agreement entered into with Mr. Peart, except that the employment agreements with Messrs. Walton and Inglese do not contain a provision for 2010 Awards.

In connection with the Compensation Committee's review of market practices with respect to restricted share awards for Messrs. Walton and Inglese, the Company has agreed to amend certain restricted share award agreements entered into with Messrs. Inglese and Walton in prior years to provide for an accelerated vesting schedule for certain unvested restricted shares granted thereunder. The effect of the amendment to the restricted share award agreements for Mr. Inglese is to increase the number of common shares of the Company vesting in 2011 by 55,608 common shares and consequently reduce the number of common shares vesting, in aggregate, in 2012, 2013 and 2014 by the same number.  The effect of the amendment to the restricted share award agreements for Mr. Walton is to increase the number of common shares of the Company vesting in 2011 by 19,167 common shares, increase the number of common shares of the Company vesting in 2012 by 5,833 common shares and consequently reduce the number of common shares vesting in 2013 and 2014 by 25,000 common shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated as of December 7, 2010, by and between Aircastle Advisor LLC and J. Robert Peart
10.2	Form of Senior Executive Employment Agreement
99.1	Press Release related to employment of J. Robert Peart, dated December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 AIRCASTLE LIMITED
 (Registrant)

                                 /s/ David Walton
David Walton
Chief Operating Officer, General Counsel and
Secretary

Dated: December 8, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement, dated as of December 7, 2010, by and between Aircastle Advisor LLC and J. Robert Peart

10.2	Form of Senior Executive Employment Agreement

99.1	Press Release related to employment of J. Robert Peart, dated December 8, 2010